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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 24, 1999

                                BSB BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                            0-17177                 16-1327860
--------------------------------------------------------------------------------
(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)



          58-68 Exchange Street, Binghamton, New York                    13902
          --------------------------------------------------------------------
          (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code: (607) 779-2525
                                                    --------------



                                 Not Applicable
             ------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

       On May 24, 1999, the Board of Directors of BSB Bancorp, Inc. (the "Company") declared a dividend distribution of one right ("Right") for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company. The distribution is payable to stockholders of record on June 4, 1999. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $90 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent. The Company's current shareholder rights plan, which was adopted in 1989, expires on June 1, 1999.

       Initially, the Rights will be deemed to be attached to all certificates representing shares of Common Stock outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Company's Board of Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

       The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 4, 2009, unless earlier redeemed or exchanged by the Company as described below.

       If any person becomes the beneficial owner of 20% or more of the outstanding shares of Common Stock (except as provided below), each holder of a Right will have the right to exercise the Right for the Purchase Price and purchase Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Rights beneficially owned by the 20% person, however, will be null and void. Further, holders of Rights will not be able to exercise if the 20% beneficial owner acquired shares by an offer for all outstanding shares of Common Stock which two-thirds of the directors determine to be fair to and otherwise in the best interests of the Company and its shareholders.

       In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction


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in which the Company is not the surviving corporation (other than by an offer as described above, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, then each holder of a Right (except Rights which previously have been voided as set forth above), shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price.

       At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights, in whole and in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Purchase Price payable, and the number of one one-hundredth of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time and in certain circumstances to prevent dilution.

       In general, the Board of Directors of the Company may cause the Company to redeem the Rights in whole, but not in part, at any time up to the 10th day following the Stock Acquisition Date, as such period may be extended or shortened by the Board of Directors at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).

       The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The exhibits to the Rights Agreement: (i) the Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of BSB Bancorp, Inc. (Exhibit A thereto); (ii) a Summary of Rights to Purchase Series A Junior Participating Preferred Stock (Exhibit B thereto); and (iii) the form of Rights Certificate (Exhibit C), and the press release announcing the declaration of the Rights dividend are attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to Exhibits 99.1 through 99.4 hereto.


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Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits.

      (c) Exhibits

          99.1. Rights Agreement dated as of May 24, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent.

          99.2 Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company.

          99.3. Summary of Rights to Purchase Series A Junior Participating Preferred Stock.

          99.4.  Form of Rights Certificate.

          99.5.  Press Release dated May 24, 1999.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BSB BANCORP, INC.
                                       (Registrant)

Date:  May 24, 1999                 By:   /s/ Alex S. DePersis
                                          -------------------------------------
                                          Alex S. DePersis
                                          President and Chief Executive Officer


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                                INDEX TO EXHIBITS

Exhibit No.              Description                                                 Page
-----------              -----------                                                 ----
99.1.  Rights Agreement dated as of May 24, 1999 between the Company and
       American Stock Transfer & Trust Company, as Rights Agent.

99.2   Amendment to Certificate of Designation, Preferences and Rights of Series
       A Junior Participating Preferred Stock of the Company.

99.3.  Summary of Rights to Purchase Series A Junior Participating Preferred
       Stock.

99.4.  Form of Rights Certificate.

99.5.  Press Release dated May 24, 1999.